CONSULTING AGREEMENT
                              --------------------

     This Consulting Agreement (Agreement) is made and entered into this 6th day of January, 2002, by and between Computone Corporation, a Delaware Corporation (The Company) and R. Francis DiPrete and Worldtech Waste Management, Inc., a Nevada Corporation (collectively, the Consultant), with reference to the following facts:

     A. Consultant possesses special skills, knowledge and qualifications beneficial to the business of the Company.

     B. The parties hereto desire to enter into an Agreement under which Consultant will provide services to the Company.

     C. The parties intend that Consultant shall be an independent contractor with the Company under this Agreement and not an employee of the Company.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Engagement and Term. The Company hereby engages the services of the Consultant and the Consultant accepts such engagement on the terms and conditions set forth herein for a term commencing on January 1, 2002 and terminating on December 31, 2002.

     2. Duties. Consultant shall be engaged to provide consulting services for the Company with respect to the conduct of its business affairs. Such duties shall consist of the rendering of advice upon request in connection with relations between the Company and any outside professionals; and relations between the Company and its shareholders and investors. Consultant shall perform such other duties pertaining to the Company's business as the Company and Consultant shall from time to time mutually agree.

     3. Nature of Services. Consultant agrees to perform diligently and to the best of his talents, skills and expertise, all services which he is required to perform under this Agreement and to devote such productive time thereto as Consultant reasonably determines to be necessary and appropriate to fulfill Consultant's obligations hereunder. Consultant shall not delegate the performance of any such services to any other person, firm or corporation without the prior written consent of the Company. Consultant shall have the right to engage in any other gainful activities and businesses in his sole and absolute discretion, provided that Consultant hereby agrees that he shall not engage in any activities or businesses which conflict or compete with the activities and business of the Company. Consultant's services hereunder need not be performed at the Company's offices.

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

     4. Compensation. The Company shall pay to Consultant or, at Consultant's direction to Worldtech Waste Management, Inc., and Consultant agrees to accept as payment in full for all services rendered by him to the Company during each year of the term hereof as compensation 120,000 shares of restricted common stock (with piggy-back registration rights) payable as follows: 10,000 shares on or before the first of each month following the most recent month of service. The Company shall have the right to terminate this Agreement in the event of the sale of the business of the company either through stock sale, asset sale, merger, and reorganization or equivalent transaction. In such event, the Company shall pay Consultant the pro rata value of the compensation which would have been payable for the balance of the term of this Agreement.

     5. Expenses and Taxes. The Consultant shall be solely responsible for all out-of-pocket expenses incurred by Consultant in the performance of his duties hereunder. Additionally, the Consultant shall be responsible for his income tax liability consistent with his status as an independent contractor.

     6. Confidential Relationship Created by Agreement. Consultant acknowledges and agrees that this agreement creates a relationship of confidence and trust on the part of Consultant for the benefit of the Company. During the term of this agreement, Consultant may be responsible, in whole or in part, for the creation of, or may acquire certain "Confidential Information" (as herein-after defined) from or regarding the Company's employees, agents, and representatives or documents, or otherwise as a result of performing the services of Consultant hereunder. Consultant acknowledges and agrees that the Company would not have entered into this Agreement unless the Company were assured that all such confidential information would be held in confidence by Consultant, in trust for the sole benefit of the Company, and according to the terms set forth in this paragraph 6.

     During the term of this Agreement and at all times thereafter, Consultant shall keep all of he Confidential Information in confidence and shall not disclose any of the same to any other person, except the Company's personnel entitled thereto and other persons designated in writing by the Company. Consultant shall not cause, suffer or permit the Confidential Information to be used for the gain or benefit of any party outside of the company or for Consultant's personal gain or benefit outside the scope of Consultant's engagement by the company.

     The term "Confidential Information", as used herein, means all information or material not generally known by non-company personnel which (a) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company; (b) which is owned by he Company or in which the Company has an interest and (c) which is either (i) marked "Confidential Information," "Proprietary Information" or other similar marking, (ii) known by the Consultant to be considered confidential and proprietary by the Company or (iii) from all the relevant circumstances should reasonably be assumed by Consultant to be confidential and proprietary to the Company. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing

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

policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as confidential information, whether or not owned or developed by the Company. NOTWITHSTANDING THE ABOVE, HOWEVER, NO INFORMATION CONSTITUTES CONFIDENTIAL INFORMATION IF IT IS GENERIC INFORMATION OR GENERAL KNOWLEDGE WHICH CONSULTANT WOULD HAVE LEARNED IN THE COURSE OF PERFORMING SIMILAR CONSULTING SERVICES ELSEWHERE IN THE TRADE OR IF IT IS OTHERWISE PUBLICLY KNOWN AND IN THE PUBLIC DOMAIN.

     Consultant agrees not to make any written use of or reference to the Company's name for any marketing, public relations, advertising, display or other business purpose or make any use of the Company's facilities for any activity unrelated to the express business purposes and interests of the Company under this Agreement, without the prior consent of the Company, which consent may be withheld or granted in the Company's sole and absolute discretion.

     Consultant acknowledges and agrees that the remedy at law for the breach of any provision of this Paragraph 6 may be inadequate and that the Company shall be entitled to injunctive relief without bond, in addition to any other rights or remedies which the Company may have for such breach.

     Consultant agrees that the obligations, covenants and agreements of consultant and the rights of the Company as set forth in this paragraph 6 shall survive any termination expiration of this agreement.

     7. No Conflicting Agreements. Consultant warrants and represents that there are no agreements to which he is a party, which would prevent his timely and complete performance of the terms and, conditions of this agreement, and Consultant agrees not to enter into any such agreement during the term of this Agreement.

     8. Indemnification. Each party, (Indemnifying Party) agrees to indemnify and hold harmless the other party (Indemnified Party) and each of the Indemnified Party's directors, officers, agents, employees, and controlling persons against any losses, claims, damages, or liabilities related to or arising out of any actions or omissions committed by the Indemnifying Party hereunder (including any violations of applicable federal and state securities laws). The provisions of this section shall survive any termination of this Agreement and shall be binding upon any successors or assigns of the Company.

     9. Notice. All notices or demands of any kind which either party hereto may be required or desires to serve upon the other party under the terms of this Agreement shall be in writing and shall be served upon such other party by personal delivery upon such other party or by leaving a copy of said notice or demand, addressed to such other party at the address set forth below, whereupon service shall be deemed completed, or by mailing a copy thereof by certified or registered mail, postage prepaid with return receipt requested, to the appropriate address set forth below.

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

     If to Consultant:

               R. Francis DiPrete
               255 Ide Road
               Scituate, RI 02857

     If to the Company:

               Computone Corporation
               1060 Windward Ridge Parkway, Suite 100
               Alpharetta, GA  30005

     In the case of service by mail, it shall be deemed complete at the expiration of the third day after the date of mailing. The addresses to which notices and demands shall be delivered or sent may be changed from time to time by notice served as hereinabove provided.

     10. Attorneys' Fees. In the event of any action or proceeding between the parties hereto to enforce any provision or right hereunder, the unsuccessful party to such action or proceeding agrees to pay the successful party all costs and expenses, including but not limited to, actual attorneys' fees incurred therein by such successful party, which costs, expenses and attorneys' fees shall be included in and as a part of any judgment or award rendered in such action or proceeding.

     11. Relationship and Authority. The relationship between the Company and Consultant intended to be created by this agreement is that of independent contractor and nothing herein contained shall be construed as creating a relationship of employer and employee or principal and agent between the parties hereto. Consultant agrees that he shall neither act nor make any representation that he is authorized to act as an agent or officer of the Company.

     12. Assignment. The services to be rendered and the duties to be performed by Consultant hereunder are of a unique and personal nature. Nothing contained in this agreement shall be construed to permit assignment by consultant of any right or obligation under this agreement and any such assignment is expressly prohibited except Consultant may direct the Company to issue any portion of his compensation to Designee.

     13. Paragraph Headings. The headings of the several paragraphs of this agreement are inserted solely for convenience of reference and are not part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     14. Entire Agreement. This Agreement is intended to constitute the final, entire, complete and exclusive agreement between the parties hereto pertaining to the subject matter hereof, and expressly supersedes all prior written and oral agreements and understandings between the parties hereto with respect to the subject matter hereof.

     15. Engagement at Will. Either Company or Consultant shall deem any continuance of Consultant's engagement by Company and Consultant after expiration of the term of this Agreement an engagement at will and shall be subject to termination with or without cause upon delivery of notice thereof to the other party. Any such continuance of engagement shall be upon the terms and conditions as set forth herein or as otherwise mutually agreed between the parties.

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

     16. Waiver; Modification. No provision of this Agreement may be amended or modified, or the termination or discharge thereof agreed to or acknowledged orally, but such may be accomplished only by an agreement in writing signed by the party against whom the enforcement of any such waiver, amendment, modification, termination or discharge is sought.

     17. Severability. The provisions of this Agreement are severable, and in the event that any provision is declared invalid, this Agreement shall be interpreted as if such invalid provision were not contained herein.

     18. Applicable Law. This Agreement shall constitute a contract under the laws of the State of Texas and shall be governed and construed in accordance with the laws of said state.

     19. Execution of Documents. The Company and Consultant shall, whenever and as often as reasonably requested to do so by any other party, execute, acknowledge and deliver or cause to be executed, acknowledged or delivered, any and all agreements and instruments as may be necessary, expedient or proper in the opinion of the requesting party to carry out the intent and purposes of this Agreement

     20. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     INTENDING TO BE LEGALLY BOUND, the parties hereto have executed the agreement as of the day and year first set forth above.

"CONSULTANT"


/s/ R. Francis DiPrete
----------------------
R. Francis DiPrete

"COMPANY"

Computone Corporation.


/s/ E. Leo Bebeau
----------------------
E. Leo Bebeau

Its: Chief Executive Officer

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